UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AMERIS BANCORP
(Exact name of registrant as specified in its charter)

Georgia	58-1456434
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3490 Piedmont Road N.E., Suite 1550 Atlanta, Georgia	30305
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $1.00 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

Ameris Bancorp (the “Registrant”) is filing this Registration Statement on Form 8-A in connection with the registration of its common stock, par value $1.00 per share (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the transfer of the listing of the Common Stock from The Nasdaq Stock Market LLC (“Nasdaq”) to the New York Stock Exchange (the “NYSE”). The Common Stock will trade on the NYSE under the symbol “ABCB”. The Registrant expects the listing and trading of its Common Stock on Nasdaq to cease at the close of trading on or about July 22, 2024, and the listing and trading of its Common Stock on the NYSE to begin at market open on or about July 23, 2024.

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the Common Stock being registered hereunder, reference is made to the information set forth under the heading “Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 001-13901), filed with the Securities and Exchange Commission on February 28, 2024, which information is incorporated herein by reference.

Item 2. Exhibits.

No exhibits are required to be filed because no other securities of the Registrant are registered on the NYSE, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

AMERIS BANCORP

By:	/s/ Nicole S. Stokes
Name:	Nicole S. Stokes
Title:	Chief Financial Officer

Date: July 15, 2024